UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 18, 2011, Myrexis, Inc. (the “Company” or “Myrexis”) issued a press release announcing a corporate reorganization to realign the Company’s resources with its development strategy and clinical initiatives following the previously announced suspension of further development of Azixa. The reorganization includes an immediate reduction in the Company’s workforce.

The reduction in workforce was authorized by the Company’s Board of Directors on November 16, 2011, and affects 15 employees, or approximately 20% of the Company’s workforce. Employees affected by the reduction in force were notified on November 18, 2011, and ceased employment with the Company effective November 18, 2011. In return for the execution of a release of any potential claims, all terminated employees will be provided with cash severance payments. In addition, the Company has arranged to make out-placement services available to all terminated employees.

As a result of the reorganization, the Company estimates it will generate annual expense savings of approximately $1.8 million primarily from savings in employee salaries and benefits. The Company will record one-time severance costs of approximately $0.6 million, which will be recorded in the second fiscal quarter ending December 31, 2011. It is not anticipated that there will be any further material future cash expenditures associated with this reduction in force. The charges that Myrexis expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ. Myrexis may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

A copy of the press release, dated November 18, 2011, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 16, 2011, Wayne Laslie notified the President and Chief Executive Officer of the Company of his intention to resign as the Chief Operating Officer of Myrexis, effective at the end of February 2012.

Item 8.01	Other Events.

On November 18, 2011, the Company issued a press release announcing the reorganization described in Item 2.05 of this report. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On November 14, 2011, the Company issued a press release announcing that it presented two posters at the 2011 European Organization for Research and Treatment of Cancer (EORTC), National Cancer Institute (NCI) and American Association for Cancer Research (AACR) Symposium on “Molecular Targets and Cancer Therapeutics” in San Francisco, CA. The posters presented Phase 1 clinical results for MPC-3100, the Company’s lead candidate in its fully synthetic, orally bioavailable heat shock protein 90 (Hsp90) inhibitor program, which also includes the alanine prodrug of MPC-3100, MPC-0767, and data from MPC-8640, the lead compound in its preclinical nicotinamide phosphoribosyltransferase (Nampt) inhibitor program. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release dated November 18, 2011.

99.2	Press Release dated November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: November 18, 2011	/s/ Andrea Kendell
Andrea Kendell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 18, 2011.

99.2	Press Release dated November 14, 2011.

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